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                                                                                                           Exhibit 99(a)(3)
                             MONTHLY SERVICER'S CERTIFICATE
              (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
             OF THE SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                 TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                                 Series 2004-1 Bonds

     TXU Electric Delivery Company, as Servicer

     Pursuant to the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Series 2004-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:


           SERIES 2004-1 COLLECTION PERIOD: September 2004



                                    a.  Series 2004-1        b. Series 2004-1       c. Actual             d. Series 2004-1
                                        Transition              Transition             Series 2004-1         Transition
                                        Charge in               Charge                 Transition            Charge
                                        Effect                  Billed                 Charge                Remittance
                                        ------                  ------                 Payments              Made to
                                                                                       Received              Trustee
Customer Class                                                                         --------              -------
--------------
Residential Service                 $0.000966 / kWh          $3,569,193.72          $4,186,437.30         $4,186,437.30

General Service Secondary                                    $3,394,699.52          $3,696,282.63         $3,696,282.63

          Non-demand                $0.000970 / kWh

          Demand                    $0.282 / kW

General Service Primary                                        $441,853.57            $444,236.97           $444,236.97

          Non-demand                $0.000654 / kWh

          Demand                    $0.296 / kW

High Voltage Service                $0.205 / kW                $287,672.53            $290,963.72           $290,963.72

Lighting Service                    $0.001277 / kWh             $51,298.77             $54,389.00            $54,389.00

Instantaneous Interruptible         $0.113 / kW                $111,150.86            $113,172.23           $113,172.23

Noticed Interruptible               $0.195 / kW                $175,050.59            $192,773.11           $192,773.11
                                                             -------------          -------------         -------------
         Total                                               $8,030,919.56          $8,978,254.96         $8,978,254.96

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         Capitalized terms used herein have their respective meanings set forth in the Series 2004-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 6th day of October, 2004.



                                                 TXU ELECTRIC DELIVERY COMPANY,
                                                 as Servicer


                                                 By   /s/ John M. Casey
                                                 -----------------------------
                                                 Name:    John M. Casey
                                                 Title:   Assistant Treasurer

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